Exhibit 10.31

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

This JOINT OPERATING AGREEMENT (the “Agreement”) is made on the 6th day of August 2021 (the “Effective Date”) and is entered into by and between:

(I) EUROPEAN WELLNESS/ BIOPEP USA (EW) located at: Wisma NXG, Unit 67-68, Alamesra Plaza Utama, Jalan Sulaman, Kola Kinabalu, 88450 SABAH, Malaysia with a USA address of: 885 Woodstock Road, Suite 430-215, Roswell, GA, 20075

AND

(2) VITRO BIOPHARMA INC. (“Vitro Biopharma”), located at 4621 Technology Drive, Golden, CO 80403, USA.

WHEREAS, Vitro Biopharma’s intellectual property includes the technologies, processes and know how to develop a product through R & D and regulatory compliance to gain regulatory approval that enable the completion of product development cycle proposed in our joint endeavor to develop an FDA-approved biologic product, and

WHEREAS, EW and Vitro Biopharma agree to collaborate to develop an FDA-approved biological product, and

WHEREAS, both parties to this Agreement desire to partner together to begin a series of steps to achieve this goal, and

WHEREAS, EW will provide financial support to achieve this goal, and

WHEREAS, Vitro Biopharma will manage the project.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto do hereby covenant and agree as follows:

1.	DELIVERABLES TO BE PROVIDED BY VITRO BIOPHARMA

For the duration of this Agreement, Vitro Biopharma shall be responsible for the following deliverables (the “Vitro Biopharma Deliverables”):

a.	Provide its best efforts to identify a potential active pharmaceutical ingredient identified by FDA validated LC-MS analytical methods within 6 to 8 different MO extracts to be provided by EW/BioPep, and
b.	Provide its best efforts to provide an FDA-validated Luminex-based immunoassay of the target products, and
c.	Given success of”A” and “B”, provide a single lot of API with its COA, by use of an FDA-compliant manufacturing method based on proteomic downstream processing using liquid chromatography technology. All SOPs, SOIs, and other regulatory documents. All process and analytical equipment used to create the research batch.
d.	Develop a recombinant cell line and/or sequenced peptide for upstream manufacturing.

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e.	Establish a Quality Management Systems (QMS) for BioPep R&D in order to set the company for FDA authorizations as a USA-based cGMP manufacturer, for products being studied through human clinical trials and for future studies through multiple IND authorizations. An independently certified QMS is an essential element to gaining FDA approval.

2.	DELIVERABLES TO BE PROVIDED BY EUROPEAN WELLNESS

a.	Biological samples as needed to support the deliverables to be provided by Vitro Biopharma, Inc.
b.	A physical location for the BioPep facility/CMO that is compliant with all FDA for all manufacturing requirements related to the target product, and
c.	ISO900I:2015 Certification.
d.	Payments as stipulated elsewhere in this agreement.

See Exhibit A for the detailed “Statement of Work” (SOW) as deliverables by Vitro Biopharma or recommended contract service providers. Timeline is projected based on prior experience and is subject to change. Meeting all the timelines and milestones are contingent upon all information and materials provided by EW/BioPep. Moreover, the SOW in Exhibit A specifies contracted vendors who must provide services for completion of each section “A”, “B” and “D”. Any delays from these service vendors will alter and prolong the time-lines of deliverables and final project, as Vitro Biopharma Inc.’s R&D team will need to resume work AFTER the service vendor(s) have completed their respective area of work.

3.	JOINT RESPONSIBILITIES:

For the duration of this Agreement, both EW/BioPep and Vitro Biopharma shall be jointly responsible for ensuring that the following occurs: Sharing of all regulatory materials necessary for ISO9001: 2016. Quarterly updates on the project status.

4.	PAYMENT TERMS

a.	Outside service providers: These providers are needed for Steps: “A”, “B” and “D” as per the SOW, Appendix A. These providers will be vetted by Vitro Biopharma and at least two bidders will be provided to EW and the selection of the service provider will be at the discretion of EW. Also, all billing invoicing and payments will be between EW and the chosen provider without involvement of Vitro Biopharma.
b.	Payment for Step “C”. Vitro Biopharma will bill EW on a quarterly basis.
c.	Payment for Step “E”. Vitro Biopharma requires a non-refundable payment of $500,000 due at signing of this agreement (per payment schedule - Exhibit C) and quarterly payments following additional expenses related to completion of step “E” incurred by Vitro Biopharma. (See Exhibit C)

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5.	R&D CONSULTING MANAGEMENT FEE

Vitro Biopharma, Inc. will be paid a R&D consulting management fee of $100,000 per year pre-paid quarterly to Vitro Biopharma, Inc by EW/BioPep. Dr. Jim Musick, PhD - is assigned by to have the oversight of this R&D project. (Exhibit C)

6.	OUTSIDE SERVICE PROVIDERS

Vitro will vet outside service providers according to ISO provisions and provide EW with at least two quotes from qualified providers. The primary communication network will be between Vitro Biopharma (Dr. Jim Musick and his designee), and from EW side, the key communicators are Dr. Caroline Mosessian, Dr. Desiree Cox, Dr. Mike Chan, and Dr. Michelle Wong. In addition, Dr. Caroline Mosessian is the designated point person to liaise directly between Vitro Biophama and EW/BioPep. All inquiries and requests will be communicated through Dr. Caroline Mosessian, in order to ensure timely, efficient and effective delivery and outcome of this project.

7.	TERM AND TERMINATION:

a.	Term: The term of this agreement shall commence from the Effective Date (August I, 2021) and shall continue for a period of two years from such date. Many processes will be operated in parallel with various sections of the SOW as outlined in the Exhibit A and the Gantt chart (Exhibit B).
b.	Termination: This Agreement may be terminated by either party giving to the other party not less than thirty (30) days’ notice in writing (or such shorter notice as the parties may agree to accept); provided that either party may terminate this Agreement forthwith by notice taking immediate or subsequent effect if EW or Vitro Biopharma:
c.	Causes for Termination:

i.	A breach of any of the terms or conditions of this Agreement and the IRB approved clinical trial (see Appendix A hereto) and where such breach is capable of remedy shall not have remedied such breach within thirty (30) days after service of notice by the other party requiring the same to be remedied;
ii.	Either party shall go into liquidation (except a voluntary liquidation for the purposes of reconstruction, amalgamation or merger on tems previously approved in writing by the other party) or have a receiver or its equivalent in any jurisdiction appointed over all or any of its assets;
iii.	completes a transaction that results in a change of its control.

For the purposes hereof, a “change of control” shall mean a transaction which results in either

i.	a sale of all or substantially all of its assets,

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ii	the sale of equity securities representing more than 50% of the total issued and outstanding equity securities of the relevant party or
iii.	any transaction or series of transactions which have the equivalent effect of any of the foregoing.

Termination of this Agreement shall be without prejudice to any claims or rights which either of the parties hereto may have by reason of any breach of the other party’s obligations and, without prejudice to the generality of the foregoing, any indemnity provisions and provisions limiting the liabilities of either party shall survive termination of this Agreement.

8.	CONFIDENTIALITY:

Both parties have entered into a confidentiality agreement dated May 10, 2021, and intend that all provisions of this confidentiality agreement remain in force, without modification, throughout the term of this agreement. Both parties reaffirm their commitment to jointly pursue this agreement while maintaining and expanding their own intellectual property and business interests. The provisions of this clause 8 of this Agreement shall survive the termination of this Agreement.

9.	ALTERATION OF THIS AGREEMENT:

This Agreement may be altered, amended, or restated by an agreement in writing signed by each party hereto. Such alterations, amendments or restatements must be agreed to by both parties and are to be fully binding on the parties hereto.

10.	REPRESENTATIONS AND WARRANTIES:

a.	EW/BioPep hereby represents and warrants to Vitro Biopharma as follows:

i.	EW/BioPep is duly incorporated and validly existing in good standing under the laws of The Bahamas and has power to carry on its business as it is now being conducted.

ii.	EW/BioPep has the requisite corporate power to execute deliver and perform its obligations hereunder and all necessary corporate and other action has been taken to authorize the execution delivery and perfo1mance of the same.

iii.	EW/BioPep is in possession of the required permits and licenses to provide the EW/BioPep Deliverables in the manner contemplated by this Agreement.

iv.	This Agreement constitutes or will, when executed, constitute valid and legally binding obligations of EW/BioPep, enforceable in accordance with its terms subject to bankruptcy, insolvency, liquidation, reorganization, or other principles of general application affecting the rights of creditors and to general principles of equity.

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b.	Vitro Biopharma hereby represents and warrants to EW/BioPep as follows:

i.	Vitro Biopharma is duly incorporated and validly existing in good standing under the laws of Colorado, one of the States of the United States of America and has power to carry on its business as it is now being conducted.

ii.	Vitro Biopharma has the requisite corporate power to execute deliver and perform its obligations hereunder and all necessary corporate and other action has been taken to authorize the execution delivery and performance of the same.

iii.	Vitro Biopharma is in possession of the required permits and licenses to provide the Vitro Biopharma Deliverables in the manner contemplated by this Agreement.

iv.	This Agreement constitutes or will, when executed, constitute valid and legally binding obligations of Vitro Biopharma, Inc. enforceable in accordance with its terms subject to bankruptcy, insolvency, liquidation, reorganization, or other principles of general application affecting the rights of creditors and to general principles of equity.

9.	LIABILITY:

NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUES) RESULTING OR ARISING FROM ANY BREACH OF THIS AGREEMENT REGARDLESS OF WHETHER SUCH CLAIMS FOR DAMAGES OR OTHER RELIEF IS BASED ON BREACH OF WARRANTY OR OTHER CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHER TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY UNLESS SUCH BREACH IS DUE TO FRAUD, WILLFUL DEFAULT OR GROSS NEGLIGENCE.

10.	CONFLICT RESOLUTION AND GOVERNING LAW:

a.	This Agreement shall be governed by and construed in accordance with the laws of The State of Colorado, USA.

b.	The parties hereto agree that any dispute will be exclusively resolved by arbitration in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules (the “Rules”) in force on the date when the notice of arbitration is submitted in accordance with such Rules. The seat of the arbitration will be Denver, CO, USA.

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11.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

12.	FORCE MAJEURE:

a.	The parties hereto shall not be responsible for the loss of or damage to any other party or property in the possession of such party or for any failure to fulfil its duties hereunder if such loss damage or failure is caused by or directly or indirectly due to war damage, enemy action, the act of any government or other competent authority, riot, civil commotion, rebellion, storm, tempest, accident, fire, lock-out, strike, failures of communication or power supply or other cause whether similar or not beyond the control of such party (each a “Force Majeure Event”) provided that the party shall use all reasonable efforts to minimize the effects of the same.

b.	If any party hereto is prevented, hindered, or delayed from or in performing any of its obligations hereunder by a Force Majeure Event then:

i.	that party’s obligations under this Agreement shall be suspended for so long as the Force Majeure Event continues and to the extent that party is so prevented, hindered, or delayed (provided that, to the extent that any such action is practicable and not in any way prejudicial to such party such party shall use reasonable efforts to minimize the effect of any such Force Majeure Event);
ii.	as soon as reasonably practicable after commencement of the Force Majeure Event that party shall notify the other party in writing of the occurrence of the Force Majeure Event, the date of commencement of the Force Majeure Event and the effect of the Force Majeure Event on its ability to perform its obligations under this Agreement;
iii.	as soon as reasonably practicable after the cessation of the Force Majeure Event that party shall notify the other party hereto in writing of the cessation of the Force Majeure Event and shall resume performance of its obligations under this Agreement.

c.	If the Force Majeure Event continues for more than thirty (30) days after the commencement of the Force Majeure Event, either party hereto may terminate this Agreement by giving not less than fifteen (15) days’ written notice to the other party.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original and all such counterparts together constituting but one and the same agreement.

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14.	SEVERANCE

If any provision herein shall be determined to be void or unenforceable in whole or in part for any reason whatsoever, such invalidity or unenforceability shall not affect the remaining provisions, or any part thereof contained within this Agreement and such void or unenforceable provisions shall be deemed to be severable from any other provision or part thereof herein contained.

15.	NOTICES

Any notice, instruction or other instrument required or permitted to be given hereunder may be delivered during normal business hours, by hand delivery, facsimile transmission, or email, to the parties at the following addresses or such other address as may be notified by either party from time to time:

If to European Wellness/BioPep:

European Wellness/BioPep

Address: Wisma NXG, Units 67-68, Alamesra Plaza Utama

Jalan Sulaman, Kota Kinabalu - 88450 SABAH, Malaysia

Attention: Dr. Michael Chan, Ph.D./ Dr. Desiree Cox, M.D., Ph.D.

Email Address: mtks3333@gmail.com OR dr.desireecox@gmail.com

If to Vitro Biopharma:

Vitro BioPharma, Inc.

4621 Technology Drive

Golden, CO 80403, USA.

Telephone: 1-303-550-2778

Attention: Dr. Jim Musick, PhD.

Email Address: Jim@vitrobiopharma.com

In the absence of earlier receipt, any such notice, instruction or other instrument shall be deemed to have been served, in the case of hand delivery, upon delivery, in the case of facsimile transmission, on completion of transmission when the sender receives confirmation of transmission or if sent by email, when the dispatch of the e-mail is confirmed by appearing in the “Sent Items” mailbox of the sender unless notice of failure to reach the recipient is received by the sender within twenty four (24) hours. However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. An automated response to a notice or document sent by e-mail indicating that the intended recipient is out of office is to be treated as proof that the notice or document was not delivered.

[Remainder of page intentionally left blank, signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Joint Operating Agreement for Operations of Vitro Biopharma and PSCC as of the day and year first above written. The undersigned hereby warrant that they are authorized to bind their respective parties to the terms and conditions specified herein.

VITRO BIOPHARMA, INC.

By:	/s/ Jack Zamora
Name:	Dr. Jack Zamora, MD
Title:	Chief Executive Officer

European Wellness/Biopep

By:	/s/ Mike Chan Kok Seng
Name:	D. Mike Chan Kok Seng
(Tan Kor Seng)
Passport no:
Title:	President and Chief Executive Officer

BIOPEP (A subsidiary of European Wellness)

By:	/s/ Desiree Cox- Maksimov
Name:	Dr. Desiree Cox-Maksimov MD., PhD
Title:	Leader/ CEO BioPep

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EXHIBIT A

STATEMENT OF WORK

RESPONSIBILITIES OF VITRO BIOPHARMA

EUROPEAN WELLNESS PROTEIN/PEPTIDE PURIFICATION

Key Work Objectives:

I	Produce Research grade peptides for clinical and laboratory studies that allow for an expedited FDA authorization of related IND(s) for European Wellness/BioPep
► 6 months - aggressive timeline (no unforeseen circumstances)
► 9 months - maximum project duratio
II.	Establish a Quality Management Systems (QMS) for BioPep R&D in order to set the company for FDA authorizations as a USA-based cGMP manufacturer, for products being studied through human clinical trials and for future studies through multiple IND authorizations.
Ill.	New distribution network & market development for biological pharma BioPep pharmaceutical & biologics that matches the quality of products which will exceed the value of the current supplement & nutraceutical distributions.
IV.	A quality product that can be immediately transported to a facility in the USA allowing for further scaling of manufactured products under BioPep USA.

Vitro Biopharma is operating with the urgency of an SOW to be signed off by late July 2021. This will allow for the work to begin on or around Aug. 1st, 2021, resulting in production of a research grade biologics by Spring 2022.

A.	RESEARCH & DEVELOPMENT PHASE

Goal: Identify key Target Product for FDA Approval. Identify main key target product out of the 18 MO’s listed (see Exhibit D).

Tasks:

●	Scientific consultation by Dr. Jim Musick and oversight of the R&D project phase for development of “research grade” product.
●	Contract Biologics API Service provider, (e.g., Nitto Avencia)
●	Qualify vendor to ISO 9001 standards & FDA requirements.
●	Fractionate MO product by liquid chromatography methods: Size Exclusion Chromatography & Reverse Phase HPLC
●	Assay fractions by cell-based assays for Mitochondrial Function & Stem Cell Activation
●	ID single molecules by LC-MS, amino acid composition & sequence
●	Common ingredients across selected MO range of products to be identified in addition to the main active ingredients in the selected range of products.

Deliverables: API target identification & characterization. Mitochondria function and stem cell activation potency assays

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Exhibit A - Continued

Estimated cost: range $1.2M to $1.8M

Timeline: 6-9 months from when this section of the project starts and based on service provider’s time estimate.

Note: Service provider (contracted vendor) must have equipment, staff, LC, HPLC & MS expertise, cell-based assay capability and regulatory compliance to conduct this contract. All vetting processes and qualification of the vendors will be performed by Vitro Biopharma to ensure full compliance. European Wellness shall have final decision of this service provider.

B.	IMMUNOASSAY & POTENCY ASSAY DEVELOPMENT

Goal: Develop FDA-validated immunoassay & potency assay of target product by Vitro Biopharma, Inc. Dr. Jim Musick is consultant and liaison for this section.

Tasks:

●	Contract Assay Development Service provider, e.g., Millipore-Sigma.
●	Qualify vendor to ISO 9001 standards & FDA requirements
●	Identify target 2 or more product antibodies without competing epitopes
●	Develop phycoerythrin-based fluorescent assay for the Luminex platform
●	Perform analytic validation study

Cost: $750,000 - $1,200,000 estimate only (will have to check with Millipore Sigma rep for Luminex assays. (The cost is pass-through directly to the vendor based on final invoice.)

Deliverables: Luminex assay for target molecule; FDA-compliant validation package. Immunoassay reagents SOP, bioassay SOP and validation study.

Timeline: 6-9 months from when this section of the project starts and based on service provider’s time estimate.

Note: Service provider must have equipment, staff, antibody access, assay development expertise, and regulatory compliance to conduct FDA-compliant assay validation package. All vetting processes and qualification of the vendors will be performed by Vitro Biopharma to ensure full compliance. European Wellness shall have final decision of this service provider.

C.	DEVELOP DOWNSTREAM MANUFACTURING METHOD

Goal: Develop method to purify Target Product from rabbit tissue. Dr. Jim Musick will have oversight of all personnel and manufacturing processes including equipment procurement. Needed quantity of API for preclinical and clinical studies to support IND filing.

Tasks:

Establish, staff & equip research facility managed by Vitro Biopharma, Inc. Develop target product purification by liquid chromatography methods: Size Exclusion Chromatography & Reverse Phase HPLC

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Exhibit A - Continued

Scale-up methods to yield sufficient target product for pre-clinical, clinical and stability studies in support of IND filing.

QC testing of final research product

Deliverables:

I.	Single lot of final research product and COA for same.
2.	Statement that research product was produced by ISO-compliant, FDA registered and cGMP compliant facility.
3.	SOPs, SOIs and device history record compliant with ISO & FDA regulations.
4.	Equipment for all manufacturing, fill-finish operations, and quality control testing

Equipment, Personnel, and Facility Estimated costs: $450,000 - $600,000.

Timeline: 6-9 months from when this section of the project starts.

Important Note: At delivery of the final Research Grade product lot, it will be necessary to transfer the manufacturing technology, equipment, SOPs, SOIs, and device history records to a US-based, European Wellness/BioPep manufacturing facility. This is needed to gain: ISO 9001:2015 certification, IND filing with FDA and FDA-approval through BLA (Biologics) inspection. ISO certification will require employees of European Wellness/Bio-Pep who represent Management, Quality, and Manufacturing to sign-off on all ISO documentation (Quality Manual, Level II SOPs, Level III SOIs) and be subject to all ISO-related audits conducted at the US-based facility. Regulatory activities in Section “E” occur simultaneously with goals “A” through “C” resulting in ISO audit timelines beginning at or near the completion of step “C”. EW/BioPep can enter negotiations with Vitro Biopharma Inc. twelve (12) months prior to end of this agreement and discuss potential expansion of this agreement engaging Vitro Biopharma as its contract manufacturing organization (CMO) to carry out the product manufacturing.

D.	DEVELOP RECOMBINANT CELL LINE FOR UPSTREAM MANUFACTURE

Goal: Generate recombinant expression vector host cell line. Develop bioreactor production system.

Tasks:

●	Contract Cell Line Development Service provider, e.g., Genscript.
●	Qualify vendor to ISO 9001 standards & FDA requirements
●	Generate expression vector for protein expression in eukmyotic host.
●	Generate cell lines expressing the target product and screen according to target protein output.

Deliverables: Recombinant cell line expressing target APL ISO/FDA compliant device history record.

Estimated Cost: $1,000,000

Timeline: 6-9 months from when this section of the project starts and based on service provider’s time estimate.

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Exhibit A - Continued

Note: Service provider must have equipment, staff, expression vector capabilities, cell culture capabilities and regulatory compliance. If the target API molecule is a peptide, this step would involve a contract for peptide synthesis, quality control verification of purity, potency, identity, and quality. All vetting processes and qualification of the vendors will be performed by Vitro Biopharma to ensure full compliance. European Wellness shall have final decision of this service provider.

E.	REGULATORY SUBMISSIONS

Goals: 1) Establish project QMS ISO9001 :2015 Certification,

2) IND Submission

Timeline: 2 years

Cost: $1,000,000 - $1,200,000

Deliverables:

●	QMS: Quality manual, level II documents, level III documents.

Note: This requires an auditable site owned by European wellness in the US.

●	IND Submission: Provide CMC section dossier in support of the full IND application.

Dr. Jim Musick will have oversight of this section. The QMS process will start as soon as an operating agreement is executed.

Important Note: It is highly recommended to achieve ISO 9001 certification prior to IND filing to assure IND authorization. ISO is a well-recognized international Quality standard that works well with FDA. Time for IND authorization without prior ISO Certification could be much longer or impossible to achieve.

Note: Vitro Biopharma will assist in seeking quotes (min.2 and max. 3) from contract/outsourced vendors and provide comparative information. The final decision to select a vendor will be done by European Wellness’ management team.

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EXHIBIT B

STATEMENT OF WORK TIMELINE

RESPONSIBILITIES OF VITRO BIOPHARMA (GANTT CHART) ·

Task	Assigned to	Started Date	End Date
1. Research & Development Phase		8/2/21	7/5/22
1.1 Contract with Service Provider	Vitro Biopharma	8/2/21	8/27/21
1.2 API Identification	Vitro Biopharma	9/1/21	6/1/22
1.3 Delivery API Identity report	Service Provider	7/1/22	7/5/22
2. Immunoassay & Potency :Assay Development		2/1/22	10/3122
2.1 Contract with Service Provider	Vitro Biopharma	2/1/22	2/15/22
2.2 Development of Assays	Service Provider	3/1/22	9/1/22
2.3 Deliver Assays & SOPs	Service Provider	9/2/22	10/3/22
3. Development of Downstream Manufacturing Methods		8/2/21	3/1/23
3.1 Quality Manual	Vitro Biopharma	8/2/21	10/1/21
3.2 Establish QMS	Vitro Biopharma	8/2/21	1/2/23
3.3 Deliver Research Products for Clinical Testing	Vitro Biopharma	8/2/21	3/1/23
3.4 Regulatory Submissions	Vitro Biopharma	8/2/21	8/16/21
3.5 Purchase Equipment & Hire Staff	Vitro Biopharma	4/1/22	4/5/22
3.6 Begin MD for Purification	Vitro Biopharma	6/1/22	6/2/22
3.7 Level II Documentation	Vitro Biopharma	6/1/22	1/2/23
3.8 Contract with Service Provider	Vitro Biopharma	1/2/23	2/1/23
3.9 Preclinical & Clinical Testing Begins	Vitro Biopharma	1/2/23	1/6/23
3.10 Level Ill Documentation	Vitro Biopharma	1/2/23	3/1/23
3.11Develop Recombinant Cell Line for Upstream Manufacture	Vitro Biopharma	1/2/23	9/1/23
3.12 Deliver Recombinant Cell Line	Vitro Biopharma	2/1/23	2/6/23
3.13 Develop IND CMC Section	Vitro Biopharma	2/1/23	8/1/23

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EXHIBIT B

PROJECT GANTT CHART

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EXHIBIT C

PAYMENT SCHEDULE

Notes

*The payments to Service Providers will be paid directly by EW/BioPep to the contracted service provider based on contractual agreements and terms. Vitro Biopharma will assist EW’s Finance Department to ensure that it has as much payment notice time from service vendor so that EW can properly budget and schedule the payments to service providers. EW recognizes that Vitro Biopharma will act in good faith to accomplish such task for EW’s finance department and recognizes that Vitro Biopharma does not have any control over service agreements and payment terms with the service vendor.

**Payments to Vitro Biopharma Inc to be paid via wire transfer to: [***]

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EXHIBIT D

ORGAN SPECIFIC MOS TOTAL DOSES AND VOLUMES

[***]

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